Exhibit 10.15

Avalon Pharmaceuticals

Non-Qualified Stock Option Agreement

     1. Grant of Option. Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”) hereby grants to                                         , individual whose address is set forth below the optionee signature line (the “Optionee”), an option, pursuant to the Company’s Amended and
Restated 1999 Stock Plan as of October 15, 2001 (the “Plan”), to purchase an aggregate of              shares of common stock of the Company (“Common Stock”) at a price of $.40 per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).

     2. Non-Qualified Stock Option. This option is not intended to qualify as an incentive stock option (“Incentive Stock Option”) within the meaning of Section 422 of the Code.

     3. Exercise of Option and Provisions for Termination.

          (a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised as to the number of shares indicated opposite the respective dates on Schedule A hereto (“Vested Shares”). This option may not be exercised with respect to any shares after the tenth anniversary of the date of grant (hereinafter the “Expiration Date”).

          (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for less than one whole share.

          (c) Fulfillment of All Contractual Obligations or Other Duties Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, has either, (i) fully performed and satisfied the terms and conditions of the agreement pursuant to which this option was granted and/or (ii) if the Optionee is an officer or director of the Company, and to date, has fulfilled and discharged the duties and obligations owed as said officer or director, to the satisfaction of the Company.

          (d) Exercise Period Upon Termination of Engagement. If the Optionee’s engagement is terminated by the Company for any reason other than for “Cause” (as defined below), then, except as provided in paragraphs (c) above and (e) and (f) below, the right to exercise this option shall terminate the earlier of (i) the fifth anniversary of the date of termination (“Post-Termination Exercise Period”) or (ii) the Expiration Date. Provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of termination. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, materially violates any non-competition or confidentiality provisions of any agreement between the Optionee and the Company, the right to exercise this option shall terminate immediately upon such violation. An Optionee’s engagement shall not be deemed terminated by the Company if the engagement expires in the ordinary course of the engagement.

          (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is engaged by the Company or during the Post-Termination Exercise Period, (other than as the result of a discharge for “cause” as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution; provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Optionee”, as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

          (f) Termination for Cause. If the Optionee, prior to the Expiration Date, ceases his or her engagement with the Company because he or she is terminated for “Cause” (as defined below), the right to exercise this option shall terminate immediately upon such cessation of engagement. “Cause” is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the Optionee which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Optionee of a felony involving any financial impropriety or which would materially interfere with the Optionee’s ability to perform his or her services for the Company or otherwise be injurious to the Company; or (vi) the failure of the optionee to perform in a material respect his or her engagement obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this subsection (f), termination of engagement shall be deemed to occur when the optionee receives notice that his or her engagement is terminated.

          (g) Buy Back Rights: If the Optionee, prior to the Expiration Date, ceases his or her engagement with the Company because he or she is terminated for Cause pursuant to paragraph (f) of this Section 3 prior to the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, then the Company shall have the right and option to purchase, for a period of 180 days from the date of the Optionee’s termination of engagement, and if the Company exercises such right, the Optionee shall be required to sell to the Company, any or all of the shares of Common Stock of the Company which may have been granted hereunder as a result of a previous exercise, or as a result of a previous exercise under an Option Agreement granted in connection with a previous period of engagement with the Company, at a price per share equal to the fair market value (determined by an independent third party appraiser as of the date the Company exercises such right). If at any time the Company elects to purchase shares pursuant to this Section 3(g), the closing of such purchase shall take place at the offices of the Company within 30 days after delivery of notice to the Optionee of the Company’s election to purchase such shares. The purchase price for such shares shall be paid by delivery of a bank cashier’s check or certified check. This provision 3(g) shall survive the exercise or partial exercise of this Option.

     4. Payment of Purchase Price

          (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a certified or bank check to the order of the Company in an amount equal to the purchase price of such shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) subject to the consent of the Company, by the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of this option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee’s direction at the time of exercise, (iv) by any other means (including, without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (v) by any combination of such methods of payment.

          (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, unless a recognized market value is available, the fair market value of any share of the Company’s Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

          (c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

          (d) Net Issue Exercise. Prior to the closing of the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, in lieu of the payment provisions set forth in Section 4(a), the Optionee may elect to exercise this option by using the following formula:

X = Y (A - B)
A

Where: X = The number of shares of Common Stock to be issued to the Optionee.

          Y = The number of shares of Common Stock receivable upon exercise of this option (at the date of such calculation).

          A = The fair market value of one share of Common Stock (at the date of such calculation).

          B = The per share purchase price payable for one share of Common Stock upon exercise of this option.

     5. Delivery of Shares; Compliance With Securities Laws, Etc.

          (a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee; provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

          (b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

     6. Nontransferability of Option. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process except that this option may be transferred as provided in paragraph (e) of Section 3 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

     7. No Special Employment Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the engagement of the Optionee for the period within which this option may be exercised, or for any other period.

     8. Shareholder Rights

     (a) No Rights as a Shareholder until Exercise. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (b) Transfer Restrictions on Underlying Stock. This Option is subject to the requirement that upon exercise, the underlying security exchanged for the Option, shall be subject to all of the transfer restrictions set forth in the Plan including but not limited those requirements set forth in Paragraph 13 of the Plan entitled “Stock Transfer Restrictions on Underlying Stock,” “Right of First Refusal” and “Drag Along Rights,” and in Paragraph 21 of the Plan entitled “Lock-Up,” and as may be set forth in the by-laws of the Company. The Optionee agrees to be bound by these restrictions and further agrees, upon the request of the Company to execute any further documentation necessary to evidence said agreement. An Optionee’s failure to execute same, at the Company’s request, shall cause the Option, and/or the underlying security to be immediately null and void. The Company shall be free to place a legend on the back of the underlying security specifying the foregoing restrictions.

9. Adjustment Provisions

          (a) General. If, through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15(a) of the Plan.

          (b) Board Authority to Make Adjustments. Any adjustments under this Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

          (c) Limits on Adjustments. No adjustment shall be made under this Section 9, which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

     10. Withholding Taxes. The Company’s obligation to deliver shares of Common Stock upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state, local and foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of this option. If the Company, in its discretion, determines that it must or should withhold or pay over tax with respect to the exercise of this option, the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state, local and foreign taxes attributable thereto. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages sufficient to satisfy the Company’s withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under withheld.

        11. Investment Representations; Legends; Limitations on Certain Dispositions

          (a) Representations. The Optionee represents, warrants and covenants that:

               (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

               (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

               (iii) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of this option for an indefinite period.

               (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

       By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 11.

          (b) Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable law:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect thereto under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.”

“The securities represented by this certificate are subject to certain rights of repurchase and restrictions on transfer set forth in the Amended and Restated 1999 Stock Plan and in the Non-Qualified Stock Option Agreement between the Company and the holder hereof pursuant to which such securities were issued. A copy of such Agreement will be provided free of charge to the holder of this certificate upon written request therefor addressed to the Company.”

          (c) Limitations on Certain Dispositions. The Optionee agrees, by accepting this option, that if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, directly or indirectly, without the prior written consent of the Company, sell, offer or agree to sell, grant any option to purchase or otherwise transfer or dispose of any shares of Common Stock purchased upon exercise of this option for a period of 180 days after the effective date of such registration statement.

     12. Interpretation of this Agreement. All decisions and interpretations made by the Committee, as defined in Section 2 of the Plan, with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise this option as provided herein. In the event there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern, subject to the provisions of section 2 above.

     13. Miscellaneous

          (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

          (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

          (c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.

Date of Grant:

Avalon Pharmaceuticals

By:

Kenneth C. Carter, Ph.D.
President and Chief Executive Officer

OPTIONEE’S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 1999 Stock Plan as of October 15, 2001.

OPTIONEE: